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                                                                 Exhibit 10.9

                                   SECOND AMENDMENT TO
                                THE LANDSTAR SYSTEM, INC.
                            1994 DIRECTORS STOCK OPTION PLAN

       WHEREAS, LANDSTAR SYSTEM, INC. (the "Company") adopted the 1994 Directors Stock Option Plan (the "Plan"); and

       WHEREAS, pursuant to Section 12 of the Plan, the Board of Directors retained the right to amend the Plan;

       NOW, THEREFORE, the plan is amended as follows:

       1. 5. Shares; Adjustment Upon Certain Events of the plan has been changed to increase the number of shares available from 120,000 to 210,000 as follows:

            (a) Shares Available.  Shares to be issued under this Plan shall be made available, at the discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company. The aggregate number of Shares that may be issued under this Plan shall not exceed 210,000 Shares, except as provided in this Section. Shares subject to any option granted hereunder which expires or is terminated or cancelled prior to exercise will be available for future grants under the Plan.

       2. This Second Amendment to the Plan shall be effective as of May 16, 2000.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer on the 9th of June, 2000.

                                      LANDSTAR SYSTEM, INC.



                                      By:____________________________
                                      Michael L. Harvey, Secretary


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